UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): September 20, 2004



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

                          ___________________________

Item 2.02 Results of Operations and Financial Condition

Today NIKE, Inc. issued a press release disclosing financial results for the fiscal quarter ended August 31, 2004. The text of the release is furnished herewith as Exhibit 99.

    (c) Exhibits.

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished with this Form 8-K:

    99. Press Release dated September 20, 2004

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  September 20, 2004

                                         __________________________
                                         By: Donald W. Blair
                                           Chief Financial Officer

Exhibit 99

                       FOR IMMEDIATE RELEASE

       INVESTOR CONTACT:                          MEDIA CONTACT:
       Pamela Catlett                             Joani Komlos
       503.671.4589                               503.671.2013


                NIKE REPORTS FIRST QUARTER EARNINGS
                    PER SHARE UP 23 PERCENT;
          WORLDWIDE FUTURES ORDERS INCREASE 9.9 PERCENT

Highlights:

- First quarter earnings per diluted share increased 23 percent to $1.21 versus $0.98 per diluted share a year ago
-     Revenues for the quarter increased 18 percent to $3.6 billion
- Record gross margin reported at 44.5 percent, a 150 basis point increase versus last year
-     Worldwide futures orders increased 9.9 percent

Beaverton, OR (September 20, 2004) -- NIKE, Inc. (NYSE:NKE) today reported revenues and earnings for the Company's first quarter ended August 31, 2004. First quarter revenues increased 18 percent to $3.6 billion, versus $3.0 billion for the same period last year. First quarter net income totaled $326.8 million, or $1.21 per diluted share, compared to $261.2 million, or $0.98 per diluted share in the prior year.

"We're off to a great start," said Philip H. Knight, Chairman and CEO. "Our first quarter revenues reached record levels driven by strong results around the world and across all our brands. These results reflect both the strength of our brands and our ability to execute across our portfolio of businesses."*

Knight added, "Nike's consistent performance has been the result of the quality of our management team and our commitment to delivering value to shareholders over the long-term."*

Futures Orders

The Company reported worldwide futures orders for athletic footwear and apparel, scheduled for delivery from September 2004 through January 2005, totaling $4.3 billion, 9.9 percent higher than such orders reported for the same period last year. Approximately 0.7 percent of this growth was due to changes in currency exchange rates.*

By region, futures orders for the U.S. were up 11 percent; Europe increased six percent; Asia Pacific grew 17 percent; and the Americas increased six percent. In Europe, three points of the increase were due to currency exchange rates. Currency exchange reduced the growth in Asia Pacific and the Americas by approximately 0.5 points and five points, respectively.*

Knight continued, "The strong growth in futures is further evidence of the strength of our brand and product lines around the world. Growing consumer demand for Nike products was particularly evident in our U.S. region, where our futures growth reached the highest level in more than seven years."*

Regional Highlights

U.S.
____

During the first quarter, U.S. revenues increased 12 percent to $1.4 billion versus $1.2 billion for the first quarter of fiscal 2004. U.S. athletic footwear revenues increased 12 percent to $921.4 million. Apparel revenues increased 13 percent to $391.3 million. Equipment revenues increased 11 percent to $89.0 million.


Europe
______

Revenues for the European region (which includes the Middle East and Africa) grew 14 percent to $1.2 billion, up from $1.0 billion for the same period last year. Five points of this growth were the result of changes in currency exchange rates. Footwear revenues increased 12 percent to $663.3 million, apparel revenues increased 20 percent to $409.7 million and equipment revenues increased seven percent to $84.9 million.

Asia Pacific
____________

Revenues in the Asia Pacific region grew 17 percent to $406.0 million compared to $348.0 million a year ago. Five points of this growth were the result of changes in currency exchange rates. Footwear revenues were up eight percent to $218.6 million, apparel revenues increased 31 percent to $148.8 million and equipment grew 21 percent to $38.6 million.

Americas
________

Revenues in the Americas region increased seven percent to $161.7 million, an improvement from $151.1 million in the first quarter of fiscal 2004. Currency exchange rates resulted in a three percentage point decrease in this growth rate. Footwear revenues were up 12 percent to $114.8 million, apparel revenues decreased eight percent to $35.5 million and equipment improved 19 percent to $11.4 million.

Other Revenues
______________

Other revenues, which include Converse Inc., NIKE Golf, Bauer NIKE Hockey Inc., Cole Haan, Hurley International LLC and Exeter Brands Group LLC, grew 64 percent to $434.5 million from $265.2 million last year. Beginning this quarter, the "Other Revenues" category also includes results for Exeter Brands, a wholly-owned Nike subsidiary formed to provide products for the value channel. Exeter Brands includes the Starter business acquired by the Company on August 11, 2004.

Income Statement Review

Gross margins were 44.5 percent compared to 43.0 percent last year. Selling and administrative expenses were 30.1 percent of first quarter revenues, compared to 28.7 percent last year. The effective tax rate for the first quarter was 35.4 percent.

Balance Sheet Review

At quarter end, global inventories stood at $1.6 billion, an increase of 11 percent from August 31, 2003. Cash and short-term investments were $1.3 billion at the end of the quarter, compared to $997.8 million last year.

Share Repurchase

During the quarter, the Company purchased a total of 2,142,600 shares for approximately $155.2 million in conjunction with the Company's four-year, $1.5 billion share repurchase program that was approved by the Board of Directors in June 2004.

NIKE, Inc. based in Beaverton, Oregon is the world's leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Wholly owned Nike subsidiaries include Converse Inc., which designs, markets and distributes athletic footwear, apparel and accessories; Bauer NIKE Hockey Inc., a leading designer and distributor of hockey equipment; Cole Haan, a leading designer and marketer of luxury shoes, handbags, accessories and coats; Hurley International LLC, which designs, markets and distributes action sports and youth lifestyle footwear, apparel and accessories and Exeter Brands Group LLC, which designs and markets athletic footwear and apparel for the value retail channel.

* The marked paragraphs contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by NIKE with the S.E.C., including Forms 8-K, 10-Q, and
10-K.   Some forward-looking statements in this release concern changes in futures orders that are not necessarily indicative of changes in total revenues for subsequent periods due to the mix of futures and "at once" orders, which may vary significantly from quarter to quarter.


NIKE's earnings releases and other financial information are available on
the Internet at www.NikeBiz.com/invest.   This quarter, Nikebiz will
feature expanded information and relevant highlights of product and key initiatives for the reporting period.


                             (Tables Follow)







                   NIKE, INC. CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE QUARTER ENDED AUGUST 31, 2004
                       (In millions, except per share data)
INCOME                                                         QUARTER ENDING
STATEMENT*                                              08/31/2004  08/31/2003  %Chg
====================================================================================
Revenues                                                  $3,561.8    $3,024.9   18%
Cost of Sales                                              1,976.0     1,723.4   15%
Gross Profit                                               1,585.8     1,301.5   22%
% of revenue                                                44.5 %      43.0 %

SG&A                                                       1,073.6       869.6   23%
% of revenue                                                30.1 %      28.7 %

Interest Expense                                               4.8         7.5  -36%
Other                                                          1.9        23.8  -92%
                                                        ----------------------

Income before income taxes                                   505.5       400.6   26%
Income Taxes                                                 178.7       139.4   28%
                                                            35.4 %      34.8 %

                                                        ----------------------
Net Income                                                  $326.8      $261.2   25%
                                                        ======================

Diluted EPS                                                  $1.21       $0.98   23%
                                                        ======================

Basic EPS                                                    $1.24       $0.99   25%
                                                        ======================


Weighted Average Common Shares Outstanding:

Diluted                                                      269.8       267.2
Basic                                                        262.7       262.9
                                                        =======================
Dividend                                                     $0.20       $0.14
                                                        =======================




NIKE, Inc.
BALANCE SHEET*             08/31/2004   08/31/2003
==================================================
   ASSETS
Cash & Investments             $932.1       $997.8
Short-term Investments          365.4            -
Accounts Receivable           2,175.7      2,055.0
Inventory                     1,645.8      1,480.5
Deferred Taxes                  137.9        175.1
Prepaid Expenses                364.2        326.9
    Current Assets            5,621.1      5,035.3

Fixed Assets                  3,177.0      2,957.0
Depreciation                  1,598.2      1,393.1
    Net Fixed Assets          1,578.8      1,563.9
Identifiable Intangible
   Assets and Goodwill          545.1        183.6
Other Assets                    307.9        222.9

                          ------------------------
Total Assets                 $8,052.9     $7,005.7
                          ========================

  LIAB AND EQUITY
Current Long-Term Debt          $ 6.1       $205.6
Payable to Banks                 97.8        237.6
Accounts Payable                688.8        520.1
Accrued Liabilities             914.9        843.2
Income Taxes Payable            200.3        175.2
  Current Liabilities         1,097.9      1,981.7

Long-term Debt                  692.4        532.3
Def Inc Taxes & Oth Liab        430.2        274.3
Preferred Stock                   0.3          0.3
Common Equity                 5,022.1      4,217.1

                          ------------------------
Total Liab. & Equity         $8,052.9     $7,005.7
                          ========================

*Certain prior year amounts have been reclassified to conform to fiscal year 2005 presentation. These changes had no impact on previously reported results of operations or shareholders' equity.



NIKE, INC                                                     QUARTER ENDING
Divisional Revenues*                                    08/31/2004 08/31/2003  %Chg
===================================================================================
USA Region
     Footwear                                               $921.4     $822.4   12%
     Apparel                                                 391.3      346.5   13%
     Equipment and other                                      89.0       80.1   11%
                                                       ----------------------
          Total                                            1,401.7    1,249.0   12%

EMEA Region
     Footwear                                                663.3      590.0   12%
     Apparel                                                 409.7      341.9   20%
     Equipment and other                                      84.9       79.7    7%
                                                       ----------------------
          Total                                            1,157.9    1,011.6   14%

Asia Pacific Region
     Footwear                                                218.6      202.8    8%
     Apparel                                                 148.8      113.3   31%
     Equipment and other                                      38.6       31.9   21%
                                                       ----------------------
          Total                                              406.0      348.0   17%

Americas Region
     Footwear                                                114.8      102.9   12%
     Apparel                                                  35.5       38.6   -8%
     Equipment and other                                      11.4        9.6   19%
                                                       ----------------------
          Total                                              161.7      151.1    7%

                                                           3,127.3    2,759.7   13%

Other                                                        434.5      265.2   64%

Total NIKE Inc. Revenues                                  $3,561.8   $3,024.9   18%




NIKE, INC                                                     QUARTER ENDING
Pre-tax Income1    *                                    08/31/2004 08/31/2003  %Chg
===================================================================================
USA Region                                                $  321.9   $  293.4   10%
EMEA Region                                                  246.4      202.8   21%
Asia Pacific Region                                           63.4       76.4  -17%
Americas Region                                               20.7       24.3  -15%
Other                                                         40.3       (4.3)  N/A
Corporate2                                                  (187.2)    (192.0)   3%
                                                       ----------------------
Total Pre-tax Income1                                     $  505.5   $  400.6   26%



_____________________

1 The Company evaluates performance of individual operating segments based on pre-tax income. Total pre-tax income equals Income before income taxes as shown on the Consolidated Income Statement.

2 "Corporate" represents items necessary to reconcile to total pre-tax income, which includes corporate costs that are not allocated to the operating segments for management reporting and intercompany eliminations for specific items in the Consolidated Income Statement.
